EXHIBIT 10.11




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                       AMENDED AND RESTATED LOAN AGREEMENT

                                  July 10, 2000

Avatar Systems, Inc.
5728 LBJ Freeway, Suite 270
Dallas, Texas 75240

Gentlemen:

         This Amended and Restated Loan Agreement (the "Loan Agreement") will serve to set forth the terms of the financing transactions by and between Avatar Systems, Inc., a Texas corporation f/k/a Avatar International, Inc. ("Borrower" ), and Bank One, Texas, N.A. ("Bank"). Pursuant to a Loan Agreement dated as of August 26, 1998 between the Bank and Avatar Systems, Ltd. (the "Partnership"). the Partnership borrowed $520,000 in a single advance from the Bank (the "Prior Loan"). The Prior Loan has been partially paid, and the current principal amount owing is S288,888.96. The Partnership has been dissolved and Borrower has assumed all liabilities of the Partnership (the "Reorganization"). Borrower guaranteed the Prior Loan and Borrower is executing this Agreement to evidence Borrower's direct liability on the Prior Loan.

         1. Credit Facilities. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the "Loan Documents"), Bank has made a credit facility or facilities available to the Partnership and Borrower has assumed those liabilities (the "Credit Facilities"):

                  (a) Term Loan. Subject to the terms and conditions set forth herein, Borrower agrees to pay Bank, the amount of $288,888.96 (the "Term Loan" or the "Loans").

         2. Promissory Notes. The Loans shall be evidenced by one or more promissory notes (whether one or more, together with any renewals, extensions and increases thereof, the "Notes") duly executed by Borrower and payable to the order of Bank, in form and substance acceptable to Bank. Interest on the Notes shall accrue at the rate set forth therein. The principal of and interest on the Notes shall be due and payable in accordance with the terms and conditions set forth in the Notes and in this Loan Agreement.

         3. Collateral. As collateral and security for the indebtedness evidenced by the Notes and any and all other indebtedness or obligations from time to time owing by Borrower to Bank, Borrower shall grant, and hereby grants, to Bank, its successors and assigns, a first and prior lien and security interest in and to the property described in the Security Agreement executed as of even date herewith by and between Borrower and Bank (the "Security Agreement").

         4. Guarantors. Borrower agrees to cause Charles T. Allen, Orville Gregory Allen and Robert C. Shreve, Jr. (referred to herein collectively as the "Guarantors", and each, individually, as a "Guarantor") to each execute and deliver to Bank contemporaneously herewith a guaranty agreement (each a "Guaranty"), inform and substance satisfactory to Bank.


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         5.  Representations  and  Warranties.  Borrower  hereby  represents and warrants to Bank as follows:

                  (a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

                  (b) Binding Obligation. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

                  (c) No Consent. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under
         (A) any provision of its certificate or articles of incorporation, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

                  (d) Financial Condition. Each financial statement of Borrower supplied to the Bank truly discloses and fairly presents Borrower's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent, financial statement supplied to the Bank.

                  (e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, proper-ties, or operations of Borrower.

                  (f) Taxes, Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

                  (g) Year 2000 Compliance. Borrower represents and warrants to Bank that: (i) as of the date hereof, and (ii) as of the date of any renewal, extension or modification of the Loan Agreement:


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                           (1)  All  devices,  systems,  machinery,  information
                  technology, computer software and hardware, and other date sensitive technology jointly and severally the "Systems") necessary for Borrower to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within
                  a  period  of  time   calculated  to  result  in  no  material
                  disruption of any of Borrower's business operations. For purposes of these provisions, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or. more than one century.

                           (2) Borrower has: (A) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis; (B) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; (C) to date, implemented that plan in accordance with that timetable in all material respects.

                           (3) Borrower has made written  inquiry of each of its
                  key suppliers, vendors, and customers, and has obtained in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations. Borrower reasonably believes that all such persons will be or become so compliant. For purposes hereof, key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrower. For purposes of this paragraph, Bank, as a lender of funds under the terms of the Loan Agreement, confirms to Borrower that Bank has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

                           (4) The fair  market  value of all real and  personal
                  property, if any, pledged to Bank as Collateral to secure the Term Loan is not and shall not be less than currently anticipated or subject to deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

         6. Conditions Precedent to Closing. This Loan Agreement shall be effective upon the satisfaction of each of the following conditions:


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                  (a) Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto.

                  (b) Reorganization Documents. Borrower shall have delivered to Bank certified copies of all documents evidencing the Reorganization.

                  (c) Payment of Fees and Expenses. Borrower shall have paid Bank a $5,000 closing fee, and shall have reimbursed Bank for, or paid directly, all fees, costs and expenses incurred by Bank's counsel in connection with closing of the transactions contemplated hereby.

                  (d) Opinion. Bank shall have received a legal opinion from counsel to Borrower, in form and substance acceptable to Bank.

         7. Affirmative Covenants. Until the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, Borrower agrees and covenants that it will, unless Bank shall otherwise consent in writing:

                  (a) Accounts and Records. Maintain its books and records in accordance with generally accepted accounting principles.

                  (b) Right of Inspection. Permit Bank to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower's books and records, at all reasonable times.

                  (c) Right to Additional Information. Furnish Bank with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as Bank may request from time to time.

                  (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

                  (e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.


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                  (f) Insurance.  Maintain insurance,  including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

                  (g) Notice of Indebtedness. Promptly inform Bank of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

                  (h) Notice of Litigation. Promptly after the commencement thereof, notify Bank of all actions, suits and proceedings before any court or any governmental department. commission or board affecting Borrower or any of its properties.

                  (i) Notice of Material Adverse Change. Promptly inform Bank of
         (i) any and all material adverse changes in Borrower's financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

                  (j) Year 2000 Compatibility. Borrower covenants and agrees with Bank that, while any Loan is in effect, Borrower will: (i) furnish such additional information, statements and other reports with respect to Borrower's activities, course of action and progress towards becoming Year 2000 Compliant as Bank may request from time to time; and
         (ii) in the event of any change in circumstances that causes or will likely cause any of Borrower's representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then Borrower shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Bank with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such change in Circumstances caused or will likely cause Borrower's representations and warranties with respect to being or becoming Year 2000 Compliant no longer to be true. Borrower shall, within ten (10) days of a request, also provide Bank with any additional information Bank requests of Borrower in connection with the Notice and/or a Change in Circumstances-, and promptly upon its becoming available, furnish to Bank one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any governmental Authority in any proceeding to which Borrower is a party. For purposes of the provisions, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Borrower or any of its business, operations or properties. Further, Borrower shall give any representative of Bank access during all business hours to, -and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of -the properties and Systems of Borrower, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Bank.


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                  (k) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

         8. Negative Covenants. Until the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, Borrower will not, without the prior written consent of Bank:

                  (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

                  (b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity.

                  (c) Sale of Assets. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

                  (d) Liens. Create, incur or assume any lien or encumbrance on any of its assets or properties. including without limitations, the Collateral; provided, however, that Borrower shall be permitted to create purchase money liens up to an aggregate amount of $50,000 ("Permitted Purchase Money Liens").

                  (e) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Bank, (ii) indebtedness secured by Permitted Purchase Money Liens, and (iii) borrowings outstanding on the date hereof and disclosed in writing to Bank.

                  (f) Transfer of Ownership. Permit the sale or other transfer of any ownership interest in Borrower if, as a result of any such sale or transfer, Charles T, Allen and Orville Gregory Allen collectively cease to own at least fifty-one percent (5 1 %) of the ownership interest in Borrower.

                  (g) Change in Management/Change in Articles of Incorporation. Permit a change in the senior management of Borrower, permit Robert C. Shreve, Jr. to cease serving as President of Avatar Systems, Inc. or pen-nit any amendment, restatement or other modification to Borrower's articles of incorporation.

                  (h) Loans and Investments. The Borrower will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any person or entity, except:

                           (i) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; and


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                           (ii)  fully  insured  certificates  of  deposit  with
                  maturities of one year or less from the date of acquisition issued by Bank.

                  (i) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term
         "Affiliate" means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

                  (j) Distributions. Make any distributions to any shareholder, or make any other distributions with respect to any payment on account of the purchase, redemption, or other acquisition or retirement of any ownership interest of Borrower, or make any other distribution, sale, transfer or lease of any of Borrower's assets other than in the ordinary course of business, unless any such amounts are directly utilized for the payment of principal or interest on indebtedness and obligations owing from time to time by Borrower to Bank.

         9. Intentionally Deleted.

         10. Reporting Requirements. Until the Notes and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan
Documents are fully paid and satisfied, Borrower will, unless Bank shall otherwise consent in writing, furnish to Bank:

                  (a) Annual Financial  Statements.  As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal year, in each case in form and substance and in reasonable detail satisfactory to Bank and duly certified by the chief financial officer of Borrower (i) as being true and correct in all material respects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied. In addition to the above, each such annual financial statement shall include sufficient financial information to demonstrate, and a certification by the chief financial officer of Borrower, that as of the date of such statement, Borrower has not breached any financial covenant set forth in Section 9 of this Agreement.

                  (b) Quarterly Financial Statement. As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, in each case in form and substance and in reasonable detail satisfactory to Bank and duly certified (subject to year-end review adjustments) by the chief financial officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge, and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied. In addition to the above, each such quarterly financial statement shall include sufficient information to demonstrate, and a certification by the chief financial officer of Borrower, that as of the date of such statement, Borrower has not breached any financial covenant set forth in Section 9 of this Agreement. In addition to the above, Borrower shall deliver (together with the quarterly financial statements) a listing and detailed report in form acceptable to Bank of all accounts receivable of Borrower as of the last day of each fiscal quarter, and the period of time which has elapsed with respect to such accounts receivable since the original invoice date with respect thereto.


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                  (c)  Borrower's  Tax Returns.  Borrower  shall provide to Bank copies of Borrower's federal income tax returns within fifteen (15) days following the filing thereof with the Internal Revenue Service and in any event no less frequently than annually.

                  (d) Guarantor's Financial Statement. As soon as available and in any event within (i) ninety (90) days after the end of each calendar year, or other period as otherwise required by a Guaranty, annual financial statements (balance sheet, cash flow statement and statement of contingent liabilities) of each Guarantor as of the end of such calendar year, and (ii) thirty (30) days after the date of this Loan Agreement, financial statements of Charles T. Allen and Orville Gregory Allen as of January 1, 2000.

                  (e) Liabilities. As soon as incurred or known, information of any material actual or contingent liability of Borrower.

         11. Events of Default. Each of the following shall constitute an "Event of Default" under this Loan Agreement:

                  (a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Notes or any other indebtedness or obligations owing to Bank by Borrower from time to time.

                  (b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents.

                  (c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower.

                  (d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

                  (e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

                  (f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) -files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30)days any final money judgment against such party.


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                  (g) If  Borrower  or any  Obligated  Party is an  entity,  the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

                  (h) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in ' excess of 10,000, if undischarged, unbonded or undismissed within thirty (30) days after such entry.

                  (i) The failure of Guarantors to cash collateralize the Loans as requested by Bank pursuant to any Guaranty.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "Obligated Party", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Notes.

         12. Remedies/Late Charge Penalties. Upon the occurrence of any one or more of the foregoing Events of Default, (a) the entire unpaid balance of principal of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Bank may, at its option, cease further advances under any of the Notes; provided, however, concurrently and automatically with the occurrence of an Event of Default under subparagraph (f) in the immediately preceding paragraph (i) further advances under the Notes shall cease, and (ii) the Notes and all other indebtedness owing to Bank by Borrower at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

In the event that any amount due from Borrower to Bank under this Agreement or under the Notes remains unpaid for a period of ten days or more, then Bank shall be entitled to a late charge penalty for each such incident in an amount equal to the greater of (a) five percent (5%) of the amount due, or (b) $25.00; provided, however, that the late charge penalty for each such incident shall not exceed $1,500.

         13. Rights Cumulative. All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement,

         14. Waiver and Agreement. Neither the failure nor any delay on the part of Bank to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         15. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

         16. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid.. registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

         17. Construction. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.

         18. Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         19. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of an Event of Default.

         20. Participation of the Loans. Borrower agrees that Bank may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Bank may disclose any financial and other information available to Bank concerning Borrower to each perspective purchaser.

         21. Entire Agreement. This Loan Agreement (together with the other Loan Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

         22.   Conflicts.   In  the  event  any  term  or  provision  hereof  is
inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

         23. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

         If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                                         Very truly yours,

                                         BANK ONE, TEXAS, N.A.


                                         By:  /s/ Reed V. Thompson
                                             -----------------------------------
                                         Name:    Reed V. Thompson
                                         Title:   Vice President


                                         Bank's Address:

                                         1717 Main Street, 4th Floor
                                         Dallas, Texas 75201

ACCEPTED as of the date first written above.

AVATAR SYSTEMS, INC.                                Borrower's Address:

                                                    Avatar Systems, Inc.
                                                    5728 LBJ Freeway, Suite 270
By:   /s/ Robert C. Shreve, Jr.                     Dallas, Texas 75240
    ----------------------------------------
Name:    Robert C. Shreve, Jr.                   Attn: Mr. Robert C. Shreve, Jr.
Title:   President











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